Exhibit 10.56

EXECUTION COPY

SUPPLEMENT NO. 1 TO MASTER INDENTURE

This SUPPLEMENT NO.1 TO MASTER INDENTURE, dated as of September 19, 2012 (this “Supplement”), is entered into between: (i) GE SALES FINANCE MASTER TRUST, a Delaware statutory trust (the “Issuer”); and (ii) DEUTSCHE BANK TRUST COMPANY AMERICAS, as indenture trustee under the Indenture referred to below (in such capacity, the “Indenture Trustee”).

BACKGROUND

1. The Indenture Trustee and the Issuer are parties to the Master Indenture, dated as of February 29, 2012 (the “Indenture”).

2. The Indenture Trustee and the Issuer intend to amend the Indenture as set forth herein.

AMENDMENTS

The parties hereto agree as follows:

SECTION 1. DEFINITIONS. As used herein, (a) capitalized terms which are defined in the preamble hereto shall have the meanings as so defined and (b) capitalized terms not so defined shall have the meanings set forth in the Indenture as amended hereby.

SECTION 2. AMENDMENTS TO INDENTURE.

(a) The phrase “and shall only include Recoveries to the extent allocated to the Participation Interests in accordance with the Receivables Participation Agreement” shall be removed where it appears in the second sentence of the definition of “Collections” in Section 1.1 of the Indenture.

(b) Section 1.1 of the Indenture shall be further amended by deleting the definition of “Recoveries” in its entirety and replacing it with the following:

“Recoveries” means, with respect to any Transferred Interest, (a) so long as the arrangement described in Section 2.1(e) of the GEMB Lending Participation Interest Sale Agreement remains in effect, amounts allocated to the related Transferred Participation Interests pursuant to such section, (b) with respect to any other Participation Interest Sale Agreement, to the extent that an arrangement similar to the arrangement described in the foregoing clause (a) remains in effect, amounts allocated to the related Transferred Participation Interests pursuant to the corresponding section of such Participation Interest Sale agreement and (c) if at any time either arrangement described in clause (a) or (b) no longer remains in effect, with respect to any Transferred Interest, (i) Collections of such Transferred Interest received after such Transferred Interest was charged-off as uncollectible but before any sale or other disposition of such Transferred Interest after charge off and (ii) any proceeds from such a sale or other disposition by the Transferor of such a charged-off Transferred Interest, in each of clauses (i) and (ii) net of expenses of recovery.

(c) Section 1.1 of the Indenture shall be further amended by deleting the definition of “Daily Deposit Event” in its entirety and replacing it with the following:

“Daily Deposit Event” means (i) a reduction in the Servicer’s (or, so long as the Servicer Guaranty remains in effect, GE Capital’s) short term debt rating, if rated by S&P, below A-1 by S&P, if rated by Moody’s, below P-1 by Moody’s, if rated by Fitch, below F1 by Fitch, or, if rated by any other rating agency, below the equivalent rating by that rating agency (or such other rating below A-1, P-1, F1 or such equivalent rating, as the case may be, which is satisfactory to Noteholders representing not less than a majority of the Outstanding Principal Balance of the Notes of each Series), or (ii) with respect to Collections allocable to any Series, any other conditions specified in the related Indenture Supplement are not satisfied.

SECTION 3. EFFECTIVENESS. This Supplement shall become effective as of the date first written above; provided that (i) each of the Indenture Trustee and the Issuer shall have executed a counterpart of this Supplement and (ii) the Issuer shall have delivered to the Indenture Trustee (x) an Officer’s Certificate to the effect that all requirements for such Supplement contained in the Indenture have been met and the Issuer reasonably believes that such action will not result in an Adverse Effect and (y) a Tax Opinion. The Issuer shall provide written notice to the Indenture Trustee upon satisfaction of the conditions in the preceding sentence.

SECTION 4. BINDING EFFECT; RATIFICATION. (a) On and after the execution and delivery hereof, (i) this Supplement shall be a part of the Indenture and (ii) each reference in the Indenture to “this Agreement”, “this Indenture”, “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to the Indenture, shall mean and be a reference to such Indenture as amended hereby.

(b) Except as expressly amended hereby, the Indenture shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto. The rights, protections, privileges, indemnities and benefits granted or afforded to the Indenture Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Indenture Trustee under this Supplement.

SECTION 5. NO RECOURSE. It is expressly understood and agreed by the parties hereto that (a) this Supplement is executed and delivered by BNY Mellon Trust of Delaware, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by BNY Mellon Trust of Delaware but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on BNY Mellon Trust of Delaware, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall BNY Mellon Trust of Delaware be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Supplement or any other related documents.

SECTION 6. MISCELLANEOUS. (a) THIS SUPPLEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARDING TO THE CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b) Headings used herein are for convenience of reference only and shall not affect the meaning of this Supplement.

(c) This Supplement may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Executed counterparts may be delivered electronically.

(d) The recitals contained herein are made by the Issuer, and not by the Indenture Trustee, and the Indenture Trustee assumes no responsibility for the correctness thereof. The Indenture Trustee makes no representation as to the validity or sufficiency of this Supplement.

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IN WITNESS WHEREOF, the parties have executed this Supplement by their respective officers thereunto duly authorized as of the date first above written.

GE SALES FINANCE MASTER TRUST

By: BNY Mellon Trust of Delaware, not in its individual capacity but solely on behalf of the Issuer

By:	/s/ Kristine Gullo
Name:	Kristine K. Gullo
Title:	Vice President

S-1	Supplement No. 1 to Master Indenture

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity, but solely as Indenture Trustee

By:	/s/ Louis Bodi
Name:	Louis Bodi
Title:	Vice President

By:	/s/ Mark Esposito
Name:	Mark Esposito
Title:	Assistant Vice President

S-2	Supplement No. 1 to Master Indenture